                                                                  EXHIBIT 23










                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-80818 and No. 33-80820 of Detrex Corporation Form S-8 of our report dated February 27, 1997 appearing in this Annual Report on Form 10-K of Detrex Corporation for the year ended December 31, 1996.

Deloitte & Touche LLP


Detroit, Michigan
March 21, 1997